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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 1997



                           INTERNATIONAL CUTLERY, LTD.
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              (Exact name of registrant as specified in its charter)


DELAWARE                            0-26874                    13-3796781
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(State or Other Jurisdiction      (Commission                (IRS Employer
   of Incorporation)              File Number)                 Identification
                                                                  Number)

127 WEST 25TH STREET, NEW YORK, NEW YORK                           10001
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(Address of Principal Executive Offices)                        (Zip Code)

      Registrant's telephone number, including area code: (212) 924-7300


                                    N/A
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       (Former Name or Former Address, if Changed Since Last Report)

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Item 1.   Changes in Control of Registrant

       A. On October 2, 1997, Joel J. Silver, Chairman of the Board of Directors and President of International Cutlery, Ltd. (the "Company"), exercised certain conversion rights under the $250,000 8% Convertible Promissory Note due May 1, 2000 (the "Note"). The Note was issued to Mr. Silver as consideration for relinquishing a $250,000 line of credit from Mr. Silver to the Company payable upon thirty days' notice of demand. The Company received the line of credit from Mr. Silver in April 1997 to meet the Company's working capital needs.

           The Note provided that Mr. Silver may convert the Note into the Company's Common Stock at a 50% discount to the market price of the Common Stock. Upon exercising the conversion right, Mr. Silver received 6,250,000 shares of Common Stock which he gifted to Esther S. Silver, his wife (3,125,000 shares), Caryn N. Silver, his daughter and an officer and director of the Company (1,562,500 shares), and Lawrence N. Silver, his son and an officer and director of the Company (1,562,500 shares). Joel J. Silver however has voting control over the 6,250,000 shares under agreements with each of the aforementioned individuals. Joel J. Silver is beneficial owner of 68% of the outstanding Common Stock of the Company. No interest or principal remains due on the Note. The Company does not anticipate any change in its management as a result of the change in control.

       B. On October 6, 1997, the Company issued a Senior Secured Convertible Promissory Note (the "Sharp Note") to Sharp of Florida, Inc. ("Sharp") for a line of credit of up to $1.3 million. The Sharp Note is secured by the assets of the Company and a pledge of the shares of Common Stock beneficially owned by Joel J. Silver, Esther S. Silver, Caryn N. Silver and Lawrence N. Silver (the "Silvers"). The Sharp Note bears interest at 7% per annum. Interest is due in quarterly installments and the principal amount is due on July 31, 2001. The Sharp Note contains a conversion feature whereby Sharp may convert the principal amount due on the Sharp Note so that the Company will issue such number of shares of the Company's Common Stock equal to 60% of the outstanding shares of the Company's Common Stock on a fully diluted basis, excluding the Class A Common Stock Purchase Warrants and the Class B Common Stock Purchase Warrants (collectively the "Public Warrants"). If shares of the Company's Common Stock are issued upon exercise of the Public Warrants after conversion of the Sharp Note, the Silvers have agreed to transfer shares owned by them to Sharp so that Sharp will own 60% of the Company's outstanding Common Stock.

           As a result of the issuance of shares described in (A) above, the exercise price per share and the number of shares issuable upon exercise of the Public Warrants shall be adjusted as provided in the Warrant Agreement.

Item 7    Exhibits

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          The following exhibits are filed herewith:

10.1 Senior Secured Convertible Promissory Note dated October 6, 1997 issued by International Cutlery, Ltd. to Sharp of Florida, Inc.

10.2 Stock Pledge Agreement dated October 6, 1997, between International Cutlery, Ltd., Joel J. Silver, Esther S. Silver, Caryn N. Silver, Lawrence N. Silver and Sharp of Florida, Inc.

10.3 Security Agreement dated October 6, 1997, between International Cutlery, Ltd. and Sharp of Florida, Inc.

                                       SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTERNATIONAL CUTLERY, LTD.


                                       By: /s/ Joel J. Silver
                                          -----------------------
                                            Joel J. Silver,
                                            President and Chairman of the Board

Dated:  October 17, 1997



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                                    Exhibit Index


10.1 Senior Secured Convertible Promissory Note dated October 6, 1997 issued by International Cutlery, Ltd. to Sharp of Florida, Inc.

10.2 Stock Pledge Agreement dated October 6, 1997, between International Cutlery, Ltd., Joel J. Silver, Esther S. Silver, Caryn N. Silver, Lawrence N. Silver and Sharp of Florida, Inc.

10.3 Security Agreement dated October 6, 1997, between International Cutlery, Ltd. and Sharp of Florida, Inc.



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